As filed with the Securities and Exchange Commission on March 27, 2023

Registration No. 333-267697

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4 TO

FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ARB IOT GROUP LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	7373	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No. 17-03, Q Sentral, 2A, Jalan Stesen Sentral 2

Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia

+603-2276 1143

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Louis A. Bevilacqua, Esq. Kevin (Qixiang) Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Mitchell Nussbaum, Esq. Angela Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

ARB IOT Group Limited (the “Company”) is filing this Amendment No. 4 (this “Amendment No. 4”) to the Registration Statement on Form F-1 (Registration No. 333-267697), as an exhibit-only filing solely to file an updated consent of BF Borgers CPA PC, the Company’s independent registered public accounting firm, as Exhibit 23.1. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit being filed with this Amendment No. 4. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum of Association and Articles of Association of the Registrant (currently in effect)
3.2**	Form of Amended and Restated Articles of Association of the Registrant (to be effective immediately prior to the completion of this offering)
4.1**	Specimen Certificate for Ordinary Shares
4.2**	Form of Underwriter’s Warrant (included in Exhibit 1.1)
5.1**	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered
5.2**	Opinion of Bevilacqua PLLC
8.1**	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of Ching, Elaine & Co regarding certain Malaysian tax matters (included in Exhibit 99.2)
8.3**	Opinion of Potomac Law Group regarding certain U.S. tax matters
10.1**	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.2†**	Form of Employment Agreement between the Registrant and its executive officers
10.3**	Tenancy Agreement between ARB Intelligence Sdn. Bhd. and VNH One Sdn. Bhd., dated March 3, 2021
10.4**	Management Services Agreement among ARB Berhad, ARBIOT Sdn. Bhd. and ARB Development Sdn. Bhd., dated September 15, 2020
10.5**	Service Agreement between ARBIOT Sdn Bhd and Baritech Sdn. Bhd., dated 27 March 2019, for project commissioning services
10.6**	Service Agreement between ARBIOT Sdn Bhd and Baritech Sdn. Bhd., dated 30 April 2019, for project management and business application services
10.7**	Service Agreement between ARBIOT Sdn Bhd and Baritech Sdn. Bhd., dated 25 May 2020, for project commissioning services
10.8**	Service Agreement between Baritech Sdn Bhd and ARB Distribution Sdn. Bhd., dated 1 October 2020, for project management for upgrade system modules
10.9**	Service Agreement between ARB Cloud Sdn Bhd and ARB Big Data Sdn. Bhd., dated 23 June 2021, for system development services
10.10**	Service Agreement between ARB Big Data Sdn Bhd and ARB Axflix Sdn. Bhd., dated 23 June 2021, for system development services
10.11**	Service Agreement between ARB Axflix Sdn Bhd and ARB Agro Technology Sdn Bhd (formerly known as Digital Agrophonic Sdn. Bhd), dated 28 May 2021, for implementation of system development
10.12**	Service Agreement between ARBIOT Sdn Bhd and ARB Axflix Sdn. Bhd dated 24 September 2021 for implementation of project commissioning
10.13**	Service Agreement between ARB Big Data Sdn Bhd and ARB Axflix Sdn. Bhd dated 8 October 2021 for implementation of system development
10.14**	Service Agreement between ARB Axflix Sdn Bhd and ARB WMS Technologies Sdn. Bhd (formerly known as Bluewave WMS Technologies Sdn Bhd) dated 7 July 2021 for implementation of system development
10.15**	Service Agreement between ARB Innovation Sdn Bhd (formerly known as Aberys Innovation Sdn Bhd) and ARB Axflix Sdn. Bhd dated 20 July 2021 for implementation of system development
10.16**	Service Agreement between ARB Axflix Sdn Bhd and ARB Intelligence Sdn. Bhd dated 22 September 2021 for implementation of system development
10.17**	Service Agreement between ARB System Sdn Bhd and ARB Distribution Sdn. Bhd dated 2 July 2021 system development services
10.18**	Supply Agreement between ARB Innovation Sdn Bhd (formerly known as Aberys Innovation Sdn Bhd) dated 5 August 2021 and Ageson Industrial Sdn. Bhd.(formerly known as AB5 Sdn Bhd), dated 5 August 2021 to procure and supply IBS system
21.1**	List of subsidiaries of the Registrant
23.1	Consent of BF Borgers CPA PC
23.2**	Consent of Conyers Dill & Pearman (contained in Exhibit 5.1)
23.3**	Consent of Bevilacqua PLLC (contained in Exhibit 5.2)
23.4**	Consent of Ching, Elaine & Co (included in Exhibit 99.2)
23.5**	Consent of Potomac Law Group (included in Exhibit 8.3)
23.6**	Consent of Smith Zander International
99.1**	Code of Ethics of the Registrant
99.2**	Opinion of Ching, Elaine & Co regarding certain Malaysian law matters
99.3**	Consent of Independent Director (Kevin) Khor Chin Meng
99.4**	Consent of Independent Director (Julia) Yuen Ya Ting
99.5**	Consent of Independent Director Khor Ben Jin
99.6**	Consent of Chief Financial Officer and Director (Addy) Ng Kok Wah
107**	Filing Fee Table

**	Filed previously

†	Executive Compensation Plan or Agreement

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kuala Lumpur, Malaysia, on the 27th day of March of 2023.

ARB IOT GROUP LIMITED

By:	/s/ Dato’ Sri Liew Kok Leong
Name:	Dato’ Sri Liew Kok Leong
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dato’ Sri Liew Kok Leong	Chief Executive Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	March 27, 2023
Dato’ Sri Liew Kok Leong

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ARB IOT Group Limited has signed this registration statement or amendment thereto in New York on March 27, 2023.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A De Vries
Name:	Colleen A De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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